UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 6, 2002

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMMISSION FILE NUMBER 0-16448

Holiday RV Superstores, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	59-1834763

(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

100 Tri-State International Drive, Suite 115
Lincolnshire, Illinois 60069

(Address Of Principal Executive Offices)

(847) 948-1684

(Registrant’s Telephone Number,
Including Area Code)

(Former Name Or Former Address,
If Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On December 6, 2002, Holiday RV Superstores, Inc. (the “Company”) sold the assets of its Bakersfield, California business, which had been operated through the Company’s Holiday RV Superstores West, Inc. subsidiary, to Venture Out RV Centers, Inc. (the “Purchaser”).

     The aggregate sales price paid by the Purchaser was approximately $4,132,500, less assumed liabilities of approximately $730,100 and the payoff of approximately $3,064,600 of secured inventory debt . The net sales price is subject to post-closing adjustments. The payoff of the secured inventory debt, plus the net proceeds from the sale, reduced the obligations to Bank of America, the Company’s senior lender, by approximately $3,335,700.

     A copy of the Agreement for Purchase and Sale of Assets, filed as Exhibit 10.1 to the Report on Form 8-K filed on November 27, 2002, is incorporated by reference.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (b)  Pro forma Financial Information.

     It is currently not feasible to provide the required pro forma financial information. Accordingly, pursuant to the provisions of (a)(4) of Item 7 of Form 8-K, the Registrant intends to file by amendment the required pro forma financial information as soon as practical, but no later than 60 days after this Report on Form 8-K is required to be filed.

     (c)  Exhibits.

Exhibit No	Description

10.1	Agreement for Purchase and Sale of Assets, dated November 22, 2002, by and among, Holiday RV Superstores, Inc. (the “Company”), Holiday RV Superstores West, Inc., a subsidiary of the Company, and Venture Out RV Centers, Inc. (1)

(1)	Incorporated by reference to the Exhibits to the Report on Form 8-K filed by the Registrant on November 27, 2002.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 13th day of December, 2002.

HOLIDAY RV SUPERSTORES, INC

/s/ Anthony D. Borzillo

Anthony D. Borzillo Vice President and Chief Financial Officer

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